Certificate No.  R-_________

                          [FORM OF RIGHTS CERTIFICATE]

                               ____________ Rights


     NOT EXERCISABLE AFTER DECEMBER 31, 2011 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                               Rights Certificate

                 Boots & Coots International Well Control, Inc.

     This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement, dated as of November 27, 2001 (as amended from time to time, the "Rights Agreement"), between Boots & Coots International Well Control, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent"), unless the Rights evidenced hereby have been previously redeemed by the Company, to purchase from the Company at any time prior to 5:00 p.m. (Houston, Texas time) on December 31, 2011 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, nonassessable share of Series I Junior Participating Preferred Stock, $.00001 par value, (the "Preferred Stock") of the Company, at a purchase price of $______ per share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of _________________ based on the Common Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Common Stock or other securities, that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part of this certificate and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Rights Certificates, which


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limitations  of rights include the temporary suspension of the exercisability of such Rights under the certain circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent. All capitalized terms not otherwise defined have the meaning set forth in the Rights Agreement.

     Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person, (ii) a transferee of any such Acquiring Person, Associate, or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights will become null and void and no holder of this certificate will have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered have entitled such holder to purchase. If this Rights Certificate is exercised in part, the holder will be entitled to receive upon surrender of this certificate another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right. In addition, in certain circumstances the Rights may be exchanged, in whole or in part, for shares of the Common Stock. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights that are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

     No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate will be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor will anything contained in the Rights Agreement or herein be construed to confer upon the holder of this certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights
Certificate  have  been  exercised  as  provided  in  the  Rights  Agreement.


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     This  Rights  Certificate  will  not be valid or obligatory for any purpose until  it  has  been  countersigned  by  the  Rights  Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of: ____________________


                                  Boots & Coots International Well Control, Inc.

                                  By:_________________________________
                                     Larry  H.  Ramming
                                     Chief  Executive  Officer

Countersigned:

AMERICAN  STOCK  TRANSFER  &  TRUST  COMPANY

By:______________________________________________
Name:____________________________________________
Title:___________________________________________




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                  [FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE]
                               FORM OF ASSIGNMENT

     (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

     FOR VALUE RECEIVED _______________________________ hereby sells, assigns, and transfer unto______________________________________________________________
                        (Please  print  name and address of  transferee)

_______________________________________________________________________________.

     This Rights Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ________________ attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:_____________________

                                   ____________________________________
                                   Signature

Signature  Guaranteed:

                                  Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Rights Certificate [ ] is [ ] is not being sold, assigned, or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:_________________________

                                            ____________________________________
                                            Signature

Signature  Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


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                          FORM OF ELECTION TO PURCHASE

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

To:  Boots & Coots International Well Control, Inc.:

     The undersigned hereby irrevocably elects to exercise _________ Rights represented by this Rights Certificate to purchase the Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

     Please insert social security or other identifying number:_________________

     Please  print  name  and address:__________________________________________
     ___________________________________________________________________________

     If such number of Rights are not all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights will be registered in the name of and delivered to:

     Please insert social security or other identifying number:_________________

     Please print name and address:_____________________________________________
     ___________________________________________________________________________


Dated:________________


                                      __________________________________________
                                      Signature


Signature  Guaranteed:


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
                                  Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Adverse Person or an Affiliate or Associate of any such Acquiring Person or an Adverse Person (as such terms are defined pursuant to the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or Adverse Person or an Affiliate or Associate of an Acquiring Person or an Adverse Person.

Dated:_____________________

                                      __________________________________________
                                      Signature

Signature  Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.



                                     NOTICE
                                     ------

     The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the Certification of Status set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.


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